Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended July 31, 2024

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$59,567,890
Realized Gain (Loss) on Swap Contracts	(10,447,099)
Unrealized Gain (Loss) on Market Value of Commodity Futures	(86,144,690)
Unrealized gain (loss) on Fair Value of Swap Contracts	73
Dividend Income	1,426,816
Interest Income	3,857,607
ETF Transaction Fees	26,000
Total Income (Loss)	$(31,713,403)

Expenses
General Partner Management Fees	$471,873
Professional Fees	248,442
Brokerage Commissions	95,300
Directors' Fees and insurance	35,282
License fees	15,729
Total Expenses	$866,626
Net Income (Loss)	$(32,580,029)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 7/1/24	$1,259,980,186
Additions (5,400,000 Shares)	423,113,623
Withdrawals ((5,000,000) Shares)	(396,822,853)
Net Income (Loss)	(32,580,029)

Net Asset Value End of Month	$1,253,690,927
Net Asset Value Per Share (16,223,603 Shares)	$77.28

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2024 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596